Exhibit 10.10

Please note that these documents are English translations of the original Chinese versions prepared only for your convenience. In the case of any discrepancy between the translation and the Chinese original, the latter shall prevail.

Overseas Travel Agency Cooperation Agreement

Number:

This agreement is made between U Fox Travel Limited (hereinafter referred to as Party B) and Ctrip Travel Holding (Hong Kong) Limited (hereinafter referred to as Party A) and signed on March 28, 2024, and will be valid until December 31, 2026.

The two parties have reached the following agreement on the basis of fair negotiations and the principle of mutual benefits. When signing this agreement, both parties have no doubts about all the terms of the agreement and have an accurate understanding of the legal meaning of their respective rights, obligations and responsibilities.

This agreement is made in duplicable, with each Party A and Party B holding one copy, which is equally valid. This agreement will take effect after being stamped or signed by both parties, and will supersede any previous oral and written correspondence between the parties. Both parties recognize the legal validity of the faxed or scanned copy of the contract.

Both parties confirm and agree that the delivery address for correspondence and judicial documents is as follows:

Party A: No. 968, Jinzhong Road, Shanghai

Party B: FD - Ground Floor Incubator Building Masdar City, Abu Dhabi United Arab Emirates

Both parties confirm that the enclosures and exchanges of faxes, telegrams, notices, receipts, shipping documents, etc. related to this contract form an integral part of this contract. The addresses reserved and confirmed by both parties in the contract are the addresses for written correspondence and also serve as the addresses for delivery of legal documents (including judgment documents) from the court/or arbitration institution after a dispute occurs between the parties. If any party refuses to accept services of the documents or delivery has failed, it will be deemed to have been delivered from the date of rejection or return.

Article I - Formation of Contract

The following contents are valid parts of this contract and have the same legal effects as this contract:

1. Image use authorization letter, Ctrip brand logo authorization letter, and guarantee letter;

2. Confirmation of business correspondence between the two parties via email, fax, and VBooking;

3. The order operation procedures, travel service reception standards and other relevant attachments agreed upon by both parties;

4. Supplementary agreement reached by both parties on matters not yet covered;

5. VBooking’s “Ctrip Travel Platform Supplier Management Rules” and announcements to suppliers, etc.

Article II - Details of the Cooperation

1. Travel reception services: Party B agrees to continue to provide booking, arrangement and reception services for all or part of the items required for the destination itinerary for Party A and its affiliated companies’ packaged travel products and independent travelers during the period of this contract. The packaged travel products of Party A and its affiliates refer to travel products that use Party A’s own brand, arrange the itinerary in advance, provide or provide two or more travel services such as transportation, accommodation, catering, sightseeing, tour guides or group leaders, or provide through a fulfillment assistant, and customers pay the travel expenses at the total price.

2. Sales of individual tourism elements: Party B agrees to distribute to Party A individual tourism element resources such as air tickets, hotels, train and boat tickets, meals, scenic spot tickets, and entertainment tickets that it owns or sells as an agent.

3. Package travel product agent: Party A agrees to serve as the sales agent for package travel products organized by Party B and its subsidiaries and offices authorized by Party B, directly sell Party B’s package travel products on the websites of Party A and its affiliates or other sales channels of Party A, or integrate Party B’s package travel products as part of the itinerary into new package travel products of Party A and its affiliates for sale. Party B’s packaged travel products include all packaged travel products that use Party B’s own brand or other brands owned by Party B, and for which Party B assumes the obligations of all tour groups within the relevant itinerary.

Article III - Contractual Rights and Obligations

(1) Party A’s rights and obligations

1. Party A or its affiliated companies sign a travel contract with the customer in its name and issue a formal receipt or invoice. The electronic contract signed by the customer on the website of Party A or its affiliated companies has the same legal effect as a written contract. Party A or its affiliates shall sign travel contracts with the customers in strict accordance with the products and services agreed upon by both parties.

2. Party A shall pay fees to Party B as stipulated in the contract.

3. Party A has the right to transfer all or part of Party A’s rights and obligations in this Agreement to Party A’s affiliated companies according to different sales areas, and Party A’s affiliated companies will directly conduct relevant business cooperation with Party B, subsidiaries and offices authorized by Party B. Party A will no longer bear legal responsibilities related to the transferred business cooperation.

(2) Rights and Obligations of Party B

1. Legal qualifications:

1.1 Party B shall provide Party A with a copy of the business license, business operation permit (branch registration certificate), and travel agency liability insurance policy before signing the contract. If the above information changes, Party B shall notify Party A in writing and provide updated materials within ten days from the date of change. If Party B fails to provide updated qualification materials in a timely manner, Party A has the right to unilaterally terminate the cooperation.

1.2 Party B guarantees that the products and tourism services provided to Party A for sale are within Party B’s business scope. Party B and the downstream travel agencies, hotels, restaurants, entertainment projects, vehicles, drivers, tour guides and other tourism auxiliary service providers selected by Party B must have legal qualifications. Otherwise, Party B shall be responsible for all legal consequences. If Party A suffers losses or Party A is subject to administrative penalties as a result, Party B shall make full compensation. When Party B’s qualifications are cancelled, revoked or changed in any way, Party A has the right to require Party B to ensure that its successor company inherits all obligations related to products, orders, settlements, quality assurance, data, penalties, complaints, etc. Party B shall not refuse.

1.3 Party B’s rental of tourist vehicles must be safe and legal, and must not use vehicles without operating qualifications. The on-board tour guides are required to do safety supervision, and drivers are not allowed to drive under the influence of alcohol, speed, or fatigue. Strictly implement the “five no-renting system” for travel agency vehicles: that is, do not rent vehicles from operators who have not obtained the corresponding passenger transport operating license, vehicles that do not hold a valid road transport certificate, vehicles that are not equipped with satellite positioning devices, vehicles that are not insured by the carrier’s liability insurance, and vehicles that have not signed a charter contract.

1.4 Party B guarantees that the pictures, comics, videos and other materials it provides to Party A have complete copyright and will not infringe the legitimate rights and interests of any third party, and authorizes Party A and its affiliated company websites to use the materials free of charge on Ctrip.com, its affiliated companies’ marketing channels and other third-party platforms designated by Party A. If Party A or Party A’s affiliated companies receive complaints, reports or lawsuits due to this information, Party B shall proactively intervene in the dispute, defend against infringement, and provide proof of rights, authorization documents and other non-infringement evidence materials upon Party A’s request. Party A has the right to conduct routine inspections on the above information provided by Party B. Once it is discovered that product pictures or other information are infringing or Party B provides false authorization documents, Party A has the right to charge Party B a liquidated damages of ¥3,000 per piece. If it is discovered twice or more in a row, Party A shall Party B has the right to unilaterally terminate the contract and require Party B to bear all losses incurred by Party A except for liquidated damages, including but not limited to fines, compensation, license fees, investigation fees, travel expenses, notary fees, evaluation fees, litigation fees, attorney fees, settlement fees with complainants, etc.

2. Service standards:

2.1 Party B shall provide services in strict accordance with the relevant service standards of the tourism industry in the country where it is located and the destination country and the content agreed by both parties. If complaints about tourism quality occur within the scope of services provided by Party B, both parties will coordinate and handle them together, and Party B will compensate the guests in accordance with the relevant travel agency quality compensation standards.

2.2 When receiving customers organized or solicited by Party A, Party B’s tour guide shall abide by the relevant regulations of the local administrative authorities of the tourist destination on wearing tour guide certificates, abide by professional ethics, respect the customs and religious beliefs of tourists, inform and explain the norms of civilized tourism behavior to tourists, guide tourists to travel in a healthy and civilized way, and discourage tourists from behaviors that violate social ethics.

3. Itinerary changes

3.1 If the tourist terminates or changes the contract, Party B shall provide formal and legal travel expense vouchers to confirm the authenticity of the expenses actually incurred. Therefore, Party B shall promptly refund the expenses that have been reduced or not actually incurred, and the increased expenses shall be borne by the tourists themselves.

3.2 If Party B or Party B’s supplier terminates or changes the contract, Party B shall compensate Party A and its affiliated companies for all losses resulting therefrom, including but not limited to the liquidated damages paid by Party A and its affiliated companies based on the travel contract signed by Party A and its affiliated companies and Party A’s guests, the expected profits of Party A and its affiliated companies, and other losses incurred by Party A and its affiliated companies in resolving the incident.

4. Safety

4.1 Party B shall provide Party A and its affiliated companies with instructions and safety precautions for tourists visiting scenic spots, instructions for using amusement facilities and equipment, customs and habits, religious taboos, etc. related to the destination travel itinerary. Party B’s tour guides and other ground reception service personnel shall also verbally preach relevant important contents.

4.2 When Party B and Party B’s performance assistants provide ground reception services for guests organized or solicited by Party A and its affiliated companies, they shall explain or warn tourists in advance in an explicit manner regarding safety matters in tourism activities: necessary safety precautions and emergency measures for the correct use of relevant facilities and equipment; business and service venues, facilities and equipment that are not open to tourists; groups that are not suitable for participating in relevant activities; other situations that may endanger tourists’ personal and property safety. If Party B and Party B’s performance assistants fail to implement the above requirements, Party B will be responsible for the consequences of any accidents that cause health and safety injuries to tourists.

4.3 Party B shall formulate a complete safety management system and emergency response plan. If a customer suffers personal or property damage during Party B’s reception, Party B shall take rescue measures and advance necessary expenses in advance, provide timely feedback to Party A, and collect and preserve relevant evidence. After the division of responsibilities is clear, Party A and Party B shall make settlements based on their respective responsibilities. If it is the responsibility of the second party, Party B shall assist the customer to claim compensation.

4.4 If Party B provides high-risk project services to customers of Party A and its affiliated companies, for example, high-altitude projects such as paragliding, hot air balloons, and paramotors; high-speed projects such as roller skating, skiing, horse riding, go-karts, and large recreational facilities; water projects such as swimming, surfing, rafting, motorboats, yachts, water parachutes, and water recreational facilities; and underwater tourism projects such as snorkeling, shore diving, boat diving, and diving; travel through mountains, canyons, runaway and bungee jumping, rock climbing and other adventure projects, Party B shall provide relevant materials to Party A for filing as required by Party A and its affiliated companies, including but not limited to: description of project content and gameplay; project business license and project operation qualification certificate; safety instructions, safety explanations and inspection procedures clearly stated to customers; emergency plan (including weather conditions standards, safety officer deployment, safety officer distribution locations, first aid procedures, alarms, and medical evacuation procedures, etc.); and a copy of the project operator’s liability insurance policy. Without filing with Party A, Party B shall not recommend high-risk travel projects to tourists without authorization. Party B shall be responsible for any consequences of tourists’ health and safety injuries caused by high-risk tourism projects provided by Party B.

5. Special agreement on the packaged travel products of Party A and its affiliates and the reception of independent travelers

5.1 Party B shall truthfully report to Party A according to the template format specified by Party A and periodically update the information on the tour guides, vehicles, hotels, and Party A’s exclusive business and planning personnel team. In response to customer complaints encountered during the cooperation process, Party B is obliged to truthfully feedback to Party A specific information such as the name of the tour guide involved, the model and license plate number of the vehicle involved, and the name of the hotel involved;

5.2 Party B shall arrange travel itineraries, tourist attractions, service items, etc. strictly in accordance with the agreement between the parties, and shall not suspend travel services without authorization. It is not allowed to trick customers into shopping or participating in self-funded projects; without the written consent of Party A, Party B shall not combine the customers organized by Party A with other customers in any way, or transfer them to any third party for reception;

5.3 Party B shall follow Party A’s brand promotion project guidelines and use Party A’s designated tour guide flags, service staff uniforms, car front stickers, car body stickers and other Ctrip brand logos.

6. Special agreement on Party B’s packaged travel products sold through the online platform of Party A and its affiliates

6.1 Based on equality and mutual benefits in the cooperation between the two parties, and at the same time ensuring no price discrimination against Party A’s members. To this end, Party B agrees to further benefit consumers by ensuring that Party A’s member prices for Party B’s packaged travel products sold through Party A’s online platform are no higher than the user prices of the same conditions through Party B’s self-operated channels (including Party B’s official website, offline physical stores and other sales channels), and that unreasonable pricing issues can be corrected in a timely manner if any.

6.2 Party A and its affiliated companies collect guarantee deposits from travellers in accordance with Party B’s requirements. If a customer is stranded abroad, Party A and its affiliated companies will not assume any other responsibilities except paying the deposit to Party B. If Party B does not require the customer to pay the deposit, the relevant risks and losses will be borne by Party B. If this causes actual losses to Party A and its affiliated companies or Party A is subject to administrative penalties, Party B shall fully compensate.

(3) Mutual undertakings of Party A and Party B

1. Both parties should fully purchase travel agency liability insurance (for domestic travel agencies) or company commercial insurance/vehicle insurance (for overseas travel agencies) in accordance with laws and regulations;

2. Both parties should remind the travellers that they organized or solicited to purchase personal accident insurance;

3. Both parties should ensure the safety of travellers, give true explanations and clear warnings about matters that may endanger travellers’ personal and property safety, and take necessary measures to prevent the occurrence and expansion of harm.

4. The settlement fee agreed by both parties should not be lower than the reception cost;

5. The agreement between the two parties should not damage the legitimate rights and interests of travellers;

6. After one party breaches the contract, the other party should take appropriate measures to prevent the expansion of losses;

7. During the cooperation between the two parties, if a dispute or legal dispute occurs with the user due to one party’s mistakes, the party causing the dispute will be responsible for solving it and bear all responsibilities.

Article IV - Fee Settlement

1. Quote currency: Dirham (AED).

2. Settlement currency: Dirham (AED).

3. Settlement exchange rate: Party A and Party B agree to use the real-time exchange rate when Party A submits a payment application after the bill is verified to be correct (Party A and Party B shall each bear their own bank fees)

4. Settlement method: Party A and Party B have agreed in advance that settlement will be based on the return date and monthly settlement - 30 days. The accounts for “actually used completed orders” from the 1st of the previous month to the end of the previous month will be checked starting from the 1st of each month (the standard is: based on the number of verification orders notified by the supplier to Ctrip). The remittance will be settled within 30 working days after both parties verify and confirm that it is correct (extension will be postponed in case of holidays). Both parties agree to check bills and other financial matters through the TripIM+ customer service system, email, etc.

5. If Party A’s payment is failed or is delayed due to incorrect account information provided by Party B, Party B shall bear full responsibilities.

6. Party B must send the original invoice to Party A, and Party A will pay Party B after receiving the invoice. Otherwise, Party A reserves the right not to pay the amount.

7. Every time Party B reaches a transaction through the Ctrip travel platform (if the user successfully pays for the order), Party B shall pay a corresponding proportion of the transaction fee to Party A. The calculation base for transaction fees includes online and offline settlement amounts (based on departure orders). Party B agrees that the transaction fees will be directly deducted by Party A from Party B’s current settlement amount. The calculation method of the transaction fee due to Party A is: Party B’s travel product settlement amount X transaction fee rate. The transaction fee will fluctuate up and down from time to time according to market conditions. The adjusted transaction fee rate will be announced by Party A in the form of transaction fee in the merchant’s backend management system without further notice. The specific disclosure path for transaction fee rates is: Supplier Management > Commission Management > Transaction Fees. Party B agrees and confirms that the new transaction fee will be automatically applied from the date the new transaction fee is announced. If Party B has any objection to the new transaction fee, a supplementary agreement can be signed separately after discussion and agreement by both parties. If the path changes, the details will be subject to the announcement in the merchant’s backend management system.

Article V - Termination of contract

When Party B encounters the following circumstances, Party A has the right to terminate the contract and requires Party B to fully refund the group reception expenses. If the losses incurred by Party A and its affiliates are higher than the above expenses, Party B shall compensate Party A and its affiliates for all losses.

1. Party B or the vehicles, drivers, restaurants, or high-risk tourism project operators and other tourism service providers arranged by Party B do not have legal and valid qualifications;

2. Party B violates the relevant obligations of safety protection in Article 3 of this contract, causing health and safety accidents to travellers;

3. Party B leaks Party A’s business secrets obtained during business activities;

4. Party A is subject to administrative penalties due to Party B’s reasons;

5. Party B’s reception service quality did not meet the service standards agreed by both parties more than 3 times;

6. Traveller complaints were caused by Party B and failed to be properly handled more than 3 times;

7. Party B refuses to correct or compensate for actual losses caused to Party A or tourists due to Party B’s breach of contract more than 2 times;

8. Other serious breaches of the contract by Party B.

Article VI - Liability for breach of contract

1. If any party breaches its obligations under this Agreement, the defaulting party shall immediately cease its breach of contract upon receipt of the written notice from the innocent party requesting to correct its breach, and shall compensate the observant party for all losses suffered thereby within ten days.

2. If Party B transfers or joins a group of travellers organized by Party A and its affiliated companies with other travel agencies without the written consent of Party A, Party B shall pay 50% of the group reception fee to Party A as a loss fee. If it is still not enough to make up for the actual loss, Party B shall pay compensation according to the actual loss.

3. If Party B fails to resolve the complaints raised by travellers locally and fails to promptly notify Party A in writing, Party B shall be liable for the actual losses incurred by Party A in handling the complaints.

4. Party A has the right to impose corresponding penalties on Party B for breach of contract in accordance with the “Ctrip Travel Platform Supplier Management Rules”.

Article VII - Handling of Tourism Disputes

1. If travellers make complaints during Party B’s reception, Party B shall try its best to resolve them locally in a timely manner and notify Party A in writing of the handling situation. If the complaint cannot be resolved locally, Party B and its affiliated companies shall be notified in writing in a timely manner.

2. Party B shall actively cooperate with Party A in handling traveller complaints and other service quality disputes, and provide required evidence and materials in a timely manner.

3. Party A and Party B shall divide their respective liability for compensation based on the investigation situation, and make settlements after the division of responsibilities is clear.

4. For financial compensation caused by Party B’s reception service quality problems, after Party A makes compensation in accordance with or with reference to the following standards, Party B shall fully compensate Party A within ten days after Party A files a request for recourse and provides relevant proof:

4.1 First, refer to the compensation standards agreed between Party A and Party B and the compensation standards agreed between Party A and the travellers;

4.2 If there is no agreement in the preceding paragraph, the “Travel Agency Service Quality Compensation Standards” shall apply;

4.3 If litigation is adopted, the court mediation or judgment amount shall prevail.

Article VIII - Force Majeure

1. If one party is unable to perform the contract due to force majeure such as war, earthquake, lightning strike, flood, fire, government action, hacker attack, technical control of the telecommunications department, etc., which cannot be attributed to either party, the liability shall be partially or fully exempted according to the degree of impact. However, if force majeure or other reasons that are not attributable to any party to the contract occur after delay in performance, the liability shall not be exempted.

2. If one party is unable to perform the contract due to force majeure or other reasons that cannot be attributed to any party to the contract, it shall notify the other party in a timely manner and provide proof within a reasonable period. In an emergency, one party shall take reasonable and appropriate measures to prevent the loss from expanding.

3. If the itinerary is delayed due to force majeure and other reasons that cannot be attributed to either party in the contract, Party A and Party B shall negotiate with the tourists in a timely manner and adjust the itinerary. Any additional expenses that are not borne by the tourists shall be borne by Party A and Party B through negotiation.

Article IX - Confidentiality Clause

1. Regarding the joint cooperation between the two parties, both parties promise and guarantee that they are obligated not to disclose confidential information to other parties. The confidential information refers to any non-public information in oral or written form or other forms related to the cooperation between the two parties disclosed by one party to the other party, including but not limited to business plans, customer lists, technical data, product ideas, development plans, staff lists, operating manuals, processing techniques, technical theories, inventions and creations, financial situations and other information agreed to be confidential at the time of submission (hereinafter referred to as “Confidential Information”).

2. Regarding the Confidential Information described in this Agreement, both parties and their agents and representatives shall (1) keep it confidential to a degree no less than necessary to protect their own confidential information (at least to a reasonable extent); (2) require those who have access to the confidential information to keep the confidential information confidential; (3) when necessary, use the Confidential Information in a manner agreed in writing by both parties.

3. Both parties are exempt from confidentiality obligations for the following information: information obtained by the public through legal channels; information obtained from other parties that does not violate any confidentiality obligations; information required to be disclosed by law or government departments with jurisdiction in accordance with decrees, or information required to be disclosed in accordance with legal procedures.

4. This confidentiality clause will not expire upon the termination of the agreement between the parties.

Article X - Intellectual Property Rights

1. During the performance of this agreement, when Party A and Party B use the enterprise name, trademark, trade name, brand, domain name and website authorized by the other party, they shall serve the content agreed by Party A and Party B in this agreement entirely independently, and shall not include other business content or business purposes; If you intend to use the name, domain name and website authorized by the other party in any other way, you must notify the other party in advance in writing and obtain the written permission of the other party; otherwise, one party has the right to terminate the agreement by notifying the other party in writing at any time, and the other party will bear all legal liabilities arising therefrom and compensate for all losses caused thereby.

2. Party A and Party B and their employees promise not to disparage or otherwise damage the other party’s trademarks, business names, domain names, etc. during the performance of this agreement and after the expiration of this agreement, nor to disparage, plagiarize, distort, destroy or otherwise damage the other party’s Internet web pages or websites.

3. During the validity period of this agreement and after the termination or rescission of this agreement, Party A and Party B promise not to provide any other party (including but not limited to enterprises, commercial institutions or organizations that form a commercial competition relationship with the other party) with any relevant information or materials on the business, technology, etc. of both parties. Otherwise, one party will bear the corresponding liability and compensate the other party for all losses caused thereby.

Article XI - Prohibition of Bribery

1. Either party guarantees that it will not directly or indirectly pay any commissions, remunerations or kickbacks, or provide any gifts or entertainment, directly or indirectly, secretly outside the account, or provide any gifts or entertainment to the other party and any third party’s employees or managers or staff related to this cooperation. The staff will reach any arrangement on the above matters, except for giving small advertising gifts in accordance with business practices (Ctrip reporting hotline: 8621-54261440, Ctrip reporting email: vacationrules@trip.com; jubao@trip.com).

2. If any party violates the provisions of this article, it will be deemed a serious breach of contract. The non-defaulting party has the right to notify the defaulting party in writing to unilaterally terminate this contract, and reserves the right to take further legal measures in accordance with the law. The defaulting party shall bear all losses caused to the non-defaulting party.

Article XII - Warranty Deposit

Party B shall pay the product quality and service deposit (hereinafter referred to as the “Quality Deposit”) to Party A within 5 working days from the effective date of this Agreement. Party B must strictly follow the “Vacation Quality Deposit Management Specifications” issued by Party A in the VBK System-Announcement Center to conduct business operations.

Article XIII - Others

1. During the cooperation period, Party A has the right to submit a written request to Party B to change or terminate this Agreement one month in advance. If Party B wants to change or terminate this Agreement, it must submit a written request to Party A one month in advance. The Agreement can be changed or terminated with the written consent of Party A. If Party B changes or terminates this Agreement without Party A’s consent, it shall compensate Party A for any economic and reputational losses suffered thereby. The entire contents of this agreement are the consensus reached after negotiation between Party A and Party B, and are not the format terms decided and provided by one party.

2. When the validity period of this agreement expires and neither party raises any objection, this agreement will be automatically extended for one year with no limit to the number of extensions. If Party A has objections to the cooperation period or content, Party A has the right to suspend the renewal of the contract or sign a new agreement.

3. When this contract is terminated or canceled, the reception plan confirmed by both parties during the validity period of the contract shall continue to be implemented.

4. If one party becomes insolvent, or is liquidated, or ceases operations, or files for bankruptcy/is filed for bankruptcy, or is declared bankrupt, or transfers for the benefit of creditors, the other party has the right to terminate the service immediately by written notice without assuming any additional liability.

5. Unless otherwise provided in this Agreement, this Agreement shall be exclusively governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy, difference or claim arising out of or in connection with this Agreement, including the existence, validity, interpretation, performance, breach or termination of the Agreement, or any dispute arising out of or in connection with any non-contractual obligation, shall be finally settled by arbitration in Hong Kong by the Hong Kong International Arbitration Center in accordance with the Rules of the Hong Kong International Arbitration Center by one (1) arbitrator.

6. This agreement can be signed electronically via fax or scanned copy and has the same legal effect.

7. The parties acknowledge and agree that this Agreement may be executed by electronic signature, which electronic signature shall be deemed to be an original signature for all purposes and shall have the same force and effect as the original signature. All facsimile, scanned or photocopied handwritten signatures, or other electronic signatures shall have the same validity, legal effect and evidentiary admissibility for all purposes as the original handwritten signature. This Agreement may be signed in duplicate (including faxed, scanned or other electronic copies) and together constitute one and the same document. The electronic version has the same legal effect as the original paper version.

8. Unless otherwise agreed in this agreement, any time mentioned in this agreement refers to Beijing time (East Eighth District).

Article XIV - Personal Information Protection Agreement

Party A and Party B hereby agree to sign the corresponding Overseas Travel Agency Cooperation Agreement - Data Transfer Supplementary Agreement and Commitment Letter at the link https://vbooking.ctrip.com/vendor/help/helpCenterDetail?articleId=2142. The terms of the Data Transfer Supplementary Agreement and Commitment Letter are hereby incorporated by reference into this Agreement. Party B acknowledges and agrees that Party B has read and agreed that the terms of the Data Transfer Supplementary Agreement and the Commitment Letter are fully valid.

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Party A: Ctrip Travel Holding (Hong Kong) Limited

Authorised Signatory: /s/

Title:

Stamp of CTrip

Party B: U Fox Travel Limited

Authorised Signatory:

Title:

Address: FD - Ground Floor Incubator Building Masdar City, Abu Dhabi United Arab Emirates

Postcode:

Contact telephone:

Fax number:

E-mail:

Financial Contact: Liu Shan

Financial contact mobile phone: 86-18679056506

Financial contact email: ufoxtravel@126.com

Account name: U Fox Travel Limited

Account opening bank name: WIO BANK

Bank address: Incubator Building, Masdar City, Abu Dhabi, UAE

Account number: 9672887367

SWIFTCODE (overseas only): WIOBAEADXXX

Merchant signature: /s/